Exhibit 1.1

[•] Common Units

Representing Limited Partner Interests

OASIS MIDSTREAM PARTNERS LP

FORM OF

UNDERWRITING AGREEMENT

[•], 2017

[•], 2017

Morgan Stanley & Co. LLC

As sole Representative of the several

        Underwriters named in Schedule I attached hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Oasis Midstream Partners LP (the “Partnership”), a Delaware limited partnership, proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [•] common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to issue and sell to the several Underwriters not more than an additional [•] Common Units (the “Additional Units”) if and to the extent that Morgan Stanley & Co. LLC, as sole representative of the Underwriters (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”

The Partnership has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Units. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

For purposes of this Underwriting Agreement (the “Agreement”), “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the Securities Act, “Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) below and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information (as defined below) and “Time of Sale Prospectus” shall mean the Preliminary Prospectus together with the documents and pricing information set forth in Schedule II hereto. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC has agreed to reserve a portion of the Units to be purchased by it under this Agreement for sale to the directors, officers, employees, business associates and related persons (collectively, the “Participants”) of the Partnership, as set forth in the Prospectus under the heading “Underwriting — Directed Unit Program” (the “Directed Unit Program”). The Units to be sold by Morgan Stanley & Co. LLC and its respective affiliates pursuant to the Directed Unit Program, at the direction of the Partnership, are referred to hereinafter as the “Directed Units.” Any Directed Units not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

It is understood and agreed to by all parties that the Partnership was formed by its sole general partner, OMP GP LLC, a Delaware limited liability company (the “General Partner”), and its original limited partner, OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), to own, operate, acquire and develop midstream infrastructure and energy services assets in North America, as described more particularly in the Preliminary Prospectus (as defined herein). It is further understood and agreed to by all parties that as of the date hereof:

(a)	OMS Holdings directly owns 100% of the limited liability company interests in the General Partner and 100% of the limited partner interests in the Partnership;

(b)	The General Partner directly owns 100% of the non-economic General Partner Interest (as defined herein) of the Partnership;

(c)	The Partnership directly owns 100% of the limited liability company interests in OMP Operating LLC, a Delaware limited liability company (“OMP Operating”);

(d)	Oasis Petroleum Inc., a Delaware corporation (“Oasis”), directly owns 100% of the limited liability company interests in Oasis Petroleum LLC, a Delaware limited liability company (“Oasis LLC”);

(e)	Oasis LLC directly owns 100% of the limited liability company interests in OMS Holdings, Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), Oasis Petroleum North America LLC, a Delaware limited liability company (“OPNA”), and Oasis Petroleum Marketing LLC, a Delaware limited liability company (“OPM”); and

(f)	OMS owns 100% of the limited liability company interests in (i) Bighorn DevCo LLC, a Delaware limited liability company (“Bighorn DevCo”), (ii) Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”), and (iii) Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo,” and together with Bighorn DevCo and Bobcat DevCo, the “Development Companies,” and together with OMP Operating, the “Operating Subsidiaries”).

The steps outlined in the paragraphs below and the offering of the Units pursuant to this Agreement are collectively referred to as the “Transactions.” It is understood and agreed to by all parties that, on or prior to the Closing Date (as defined in Section 5), the following Transactions have occurred or will occur:

(1)	Oasis LLC will contribute its 100% limited liability interest in OMS to OMS Holdings.

(2)	Oasis LLC, OMS Holdings LLC, OMS, the General Partner, the Partnership and OMP Operating will enter into a Contribution Agreement (the “Contribution Agreement”), pursuant to which OMS will contribute to OMP Operating certain interests in the Development Companies as described more particularly in the Preliminary Prospectus.

(3)	The Partnership will issue all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”) to the General Partner.

(4)	That certain Credit Agreement, by and among the Partnership, OMP Operating, as borrower, Wells Fargo Bank, N.A., as administrative agent for the lenders, the lenders from time to time party thereto and other parties and agents party thereto, which provides for, among other things, a revolving credit facility in an initial maximum amount not to exceed $200 million (the “Credit Agreement”) will become effective.

(5)	The Partnership will enter into an omnibus agreement with Oasis, Oasis LLC, OMS Holdings, OMS, the General Partner and OMP Operating (the “Omnibus Agreement”).

(6)	The Partnership will enter into two 15-year produced and flowback water gathering and disposal agreements with OPNA and OMS (the “Produced Water Gathering Agreements”).

(7)	The Partnership will enter into a 15-year gas gathering, compression, processing and gas lift agreement with OPNA, OPM and OMS (the “Gas Gathering Agreement”).

(8)	The Partnership will enter into a 15-year crude oil gathering, stabilization, blending and storage agreement with OPNA, OPM and OMS (the “Crude Oil Gathering Agreement”).

(9)	The Partnership will enter into a 15-year freshwater purchase and sales agreement with OPNA and OMS (the “Freshwater Purchase Agreement”).

(10)	The Partnership will enter into a services and secondment agreement with the Oasis (the “Services and Secondment Agreement”).

(11)	The Partnership will enter into a registration rights agreement with OMS Holdings (the “Registration Rights Agreement”).

(12)	(i) To the extent that the Underwriters exercise their option to purchase Additional Units pursuant to Section 2 of this Agreement, the Partnership will use the net proceeds from the issuance and sale of such Additional Units to make a cash distribution to Oasis as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus; and (ii) to the extent that the Underwriters do not exercise their option to purchase Additional Units pursuant to Section 2 of this Agreement, the Partnership will issue such Common Units to Oasis as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

The “Transaction Documents” shall mean, collectively, the Contribution Agreement, the Credit Agreement, the Omnibus Agreement, the Produced Water Gathering Agreements, the Gas Gathering Agreement, the Crude Oil Gathering Agreement, the Freshwater Purchase Agreement, the Services and Secondment Agreement and the Registration Rights Agreement.

Reference herein to: (i) “Partnership Parties” means the Partnership and the General Partner; (ii) “Partnership Entities” means the Partnership Parties and the Operating Subsidiaries (iii) “Oasis Parties” means the Partnership Parties, Oasis, Oasis LLC, OPNA, OPM, OMS Holdings and OMS; and (iv) the “Partnership Properties” means all of the assets, properties, rights, titles, interests, estates, remedies, powers and privileges owned by OMS immediately prior to the Closing Date.

1. Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) The Partnership has prepared and filed with the Commission a registration statement (File Number 333–217976) on Form S-1, including a related Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Units. Such Registration Statement, including all amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), has become effective. The Partnership may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b) of the Securities Act. As filed, such final prospectus shall contain all information required by the Securities Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representative, prior to the Execution Time, will be included or made therein.

(b) No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any registration statement filed pursuant to Rule 462(b) has been issued under the Securities Act, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of any of the Oasis Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Oasis Parties, threatened by the Commission.

(c) Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except with respect to any information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (“Rule 430A Information”) omitted from the Preliminary Prospectus. On the date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective (the “Effective Date”), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) of the Securities Act and on the Closing Date and on any date on which Additional Units are purchased, if such date is not the Closing Date (an “Option Closing Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Oasis Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(b) hereof.

(d) As of the Execution Time, the Closing Date and each Option Closing Date, (i) the Time of Sale Prospectus, (ii) each electronic road show, when taken together as a whole with the Time of Sale Prospectus, and (iii) each individual written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (a “Written Testing-the-Waters Communication”), when taken together as a whole with the Time of Sale Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Oasis Parties make no representations or warranties as to statements in or omissions from the Time of Sale Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(b) hereof.

(e) Each of the statements made by the Partnership in the Registration Statement and the Time of Sale Prospectus and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) of the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, were made or will be made with a reasonable basis and in good faith.

(f) The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h) of the Securities Act) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

(g) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(h) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communication”) through the Execution Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(i) The Partnership (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A or institutions that are accredited investors within the meaning of Rule 501 and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Partnership reconfirms that the Representative have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.

(j) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus; provided, however, that the Partnership Parties make no representations or warranties as to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by, or on behalf of, any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(b) hereof.

(k) Each of the Oasis Parties has been duly incorporated, formed or organized, as applicable, is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable (such jurisdictions listed on Schedule V), has the full power and authority to own, lease, operate or hold its property and to conduct its business and to enter into and perform its obligations under the Transaction Documents as described in each of the Registration Statement, Time of Sale Prospectus and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification (all of such jurisdictions being listed on Schedule V hereto), except to the extent the failure to be so qualified or be in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties (including, for the avoidance of doubt, the Partnership Properties), financial position, stockholders’ equity, results of operations, or prospects of the Partnership Entities, taken as a whole, or on the performance by the Oasis Parties of their obligations under this Agreement (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) The General Partner has, and on the Closing Date and each Option Closing Date will have, full power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) On the Closing Date and each Option Closing Date, after giving effect to the Transactions, (i) OMS Holdings will own all of the limited liability company interests in the General Partner; (ii) such limited liability company interests will be duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner, dated May 22, 2017 (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and will be fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); (iii) OMS Holdings will own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”) except for restrictions on transferability that may be imposed by federal or state securities laws, contained in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iv) no other interest in the General Partner will be issued or outstanding.

(n) The General Partner is, and on the Closing Date and each Option Closing Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been, and on the Closing Date and each Option Closing Date will be, duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Prospectus (the “Partnership Agreement”); and the General Partner owns, and on the Closing Date and each Option

Closing Date will own, the General Partner Interest free and clear of all Liens except for restrictions on transferability that may be imposed by federal or state securities laws, contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) On the Closing Date and each Option Closing Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; such Incentive Distribution Rights have been, and on the Closing Date and each Option Closing Date will be, duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and, on the Closing Date and each Option Closing Date, the General Partner will own such Incentive Distribution Rights free and clear of all Liens except for restrictions on transferability that may be imposed by federal or state securities laws, contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p) On the Closing Date, after giving effect to the Transactions and assuming no purchase by the Underwriters of any Additional Units, (i) OMS Holdings will own [•] Common Units and [•] subordinated units (the “Subordinated Units,” and together with the Common Units, the “Sponsor Units”); (ii) all of the Sponsor Units will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and (iii) all of the Sponsor Units will be owned free and clear of all Liens except for restrictions on transferability that may be imposed by federal or state securities laws, contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) On the Closing Date and each Option Closing Date (i) OMS Holdings will own all of the limited liability company interests in OMS; (ii) such limited liability company interests will be duly authorized and validly issued in accordance with the Limited Liability Company Agreement of OMS, dated April 11, 2013 (as the same may be amended or restated at or prior to the Closing Date, the “OMS LLC Agreement”), and will be fully paid (to the extent required by the OMS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); (iii) OMS Holdings will own such limited liability company interests free and clear of all Liens except for restrictions on transferability that may be imposed by federal or state securities laws, contained in the OMS LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and Liens created pursuant to the Credit Agreement; and (iv) no other interest in OMS will be issued or outstanding.

(r) On the Closing Date and each Option Closing Date (i) OMP Operating will own all of the limited liability company interests in Bighorn DevCo; (ii) OMP Operating will own a 10% controlling limited liability company interest and OMS will own a 90% non-controlling limited liability company interest in Bobcat DevCo; (iii) OMP Operating will own a 40% controlling limited liability company interest and OMS will own a 60% non-controlling limited liability company interest in Beartooth DevCo, (iv) such limited liability company interests of the Development Companies will be duly authorized and validly issued in accordance with the applicable limited liability company agreement of the Development Companies (as the same may be amended or restated at or prior to the Closing Date, the “Development Companies LLC Agreements”), and will be fully paid (to the extent required by the Development Companies LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); (v) OMP Operating and OMS will own such limited liability company interests free and clear of all Liens except for restrictions on transferability that may be imposed by federal or state securities laws, contained in the Development Companies LLC Agreements or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and Liens created pursuant to the Credit Agreement; and (vi) no other interest in the Development Companies will be issued or outstanding.

(s) On the Closing Date and each Option Closing Date (i) the Partnership will own all of the limited liability company interests in OMP Operating; (ii) such limited liability company interests will be duly authorized and validly issued in accordance with the Limited Liability Company Agreement of OMP Operating, dated May 8, 2017 (as the same may be amended or restated at or prior to the Closing Date, the “OMP Operating LLC Agreement”), and will be fully paid (to the extent required by the OMP Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); (iii) the Partnership will own such limited liability company interests free and clear of all Liens except for restrictions on transferability that may be imposed by federal or state securities laws, contained in the OMP Operating LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and Liens created pursuant to the Credit Agreement; and (iv) no other interest in OMP Operating will be issued or outstanding.

(t) On the Closing Date and each Option Closing Date, the Units and the limited partner interests represented thereby to be purchased by the Underwriters from the Partnership will be duly authorized for issuance and sale to the Underwriters pursuant to the Partnership Agreement and this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(u) At the Closing Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of the General Partner Interest, [•] Common Units, [•] Subordinated Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the Partnership’s 2017 Long Term Incentive Plan (as amended from time to time, the “LTIP”). Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the LTIP, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and on each Option Closing Date.

(v) Other than its General Partner Interest in the Partnership, Subordinated Units and Incentive Distribution Rights, the General Partner will not, on the Closing Date and each Option Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than as set forth in this Agreement, none of the Partnership Entities will, on the Closing Date and each Option Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(w) Except as provided in the Registration Rights Agreement or as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (B) outstanding options or warrants to purchase any securities of any of the Partnership Entities, and (ii) neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(x) Each of the Oasis Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. On the Closing Date and each Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Oasis Parties or any of their respective stockholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of each of the Transaction Documents by each Oasis Party party thereto and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents shall have been validly taken.

(y) This Agreement has been duly authorized, executed and delivered by each of the Oasis Parties.

(z) At or before the Closing Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by each Oasis Party party thereto and will be a valid and legally binding agreement of such Oasis Party, enforceable against such Oasis Party in accordance with its terms;

(ii) the GP LLC Agreement will have been duly authorized, executed and delivered by OMS Holdings, will be a valid and legally binding agreement of OMS Holdings, enforceable against OMS Holdings in accordance with its terms;

(iii) the OMP Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) the OMS LLC Agreement will have been duly authorized, executed and delivered by OMS Holdings and will be a valid and legally binding agreement of OMS Holdings, enforceable against OMS Holdings in accordance with its terms;

(v) the Development Companies LLC Agreements will have been duly authorized, executed and delivered by OMP Operating and OMS and will be a valid and legally binding agreement of OMP Operating and OMS, enforceable against OMP Operating and OMS in accordance with its terms; and

(vi) each of the Transaction Documents will have been duly authorized, executed and delivered by each Oasis Party party thereto and, assuming due authorization by the other parties thereto, each such Transaction Document will be a valid and legally binding agreement of each Oasis Party party thereto, enforceable against each such Oasis Party in accordance with its terms;

provided, that with respect to each agreement described in this Section 1(z), the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(aa) None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and each of the Transaction Documents by the Oasis Parties that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus will (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien (other than Liens created pursuant to the Credit Agreement), charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject, (y) result in any violation of the provisions of the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the Oasis Parties or (z) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such conflict, breach, violation, default, lien, charge or encumbrance described in clauses (x) and (z) above, which would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) No consent, approval, authorization, order, filing, registration or qualification (“Consent”) of or with any court or arbitrator or governmental or regulatory authority is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Oasis Parties or (iii) the execution, delivery and performance by the Oasis Parties that are parties thereto of their respective obligations under the Transaction Documents or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents, except for the registration of the Units under the Securities Act, those required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), such Consent as may be required under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters.

(cc) None of the Oasis Parties is (i) in violation of any provision of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Oasis Parties is a party or by which any of the Oasis Parties is bound or to which any of the property or assets of any of the Oasis Parties is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, the Contribution Agreement and this Agreement, will conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee) No labor disturbance by or strike, work stoppage, lockout, walkout or other labor dispute by or with the employees of any of the Oasis Parties exists or, to the knowledge of the Oasis Parties, is threatened or imminent, except for any such disturbance or dispute strike, work stoppage, lockout, walkout or other labor dispute that would not reasonably be expected to have a Material Adverse Effect; and the Oasis Parties are not aware of any existing or, threatened or imminent labor disturbance by or dispute with strike, work stoppage, lockout, walkout or other labor dispute by or with the employees of any of the Oasis Parties’ principal suppliers, manufacturers, contractors or consultants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) The historical combined financial statements and schedules of each of the Oasis Parties included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership Properties, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act, and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial statements of the Partnership Entities included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements of the Partnership Entities included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act (including, without limitation, Regulations S-X and G of the Securities Act), Item 10 under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which they have been derived. The assumptions and forecasts underlying the information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions—Estimated Adjusted EBITDA and Distributable Cash Flow for the Twelve Months Ending June 30, 2018” were prepared in good faith and, in the informed judgment of management of the Partnership, on a reasonable basis. As of the Effective Date, the Partnership is not aware of any facts with respect to the Partnership’s historical or anticipated financial performance that would result in a significant variance from the estimates of the Partnership’s distributable cash flow during the forecast period. All disclosures contained in the Registration Statement, the Preliminary Prospectuses, the

Prospectus and each Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(gg) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Oasis Parties, are independent public accountants with respect to the Oasis Parties within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by Regulation S-X.

(hh) There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Oasis Parties is a party (or with respect to any of the foregoing in existence on the date hereof, to which any of the Oasis Parties could reasonably be expected to become a party) or to which any property of any of the Oasis Parties is subject (or with respect to any of the foregoing in existence on the date hereof, to which any such property could reasonably be expected to become subject) other than (i) as accurately described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) that, individually or in the aggregate, would not have a Material Adverse Effect; and, to the knowledge of the Oasis Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(ii) On the Closing Date and each Option Closing Date, after giving effect to the Transactions, the Partnership Entities will have (A) good and indefeasible title in fee simple to all real property owned by them and (B) good title to all other property and assets owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, free and clear of all Liens, except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) Liens that arise under or are expressly permitted by the Credit Agreement or (iii) Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus by the Partnership Entities. All real property, buildings and other improvements, and equipment and other property to be held under lease or sublease by any of the Partnership Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, (i) except as may be limited by the Enforceability Exceptions, and (ii) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property or as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and all such leases and subleases will be in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) On the Closing Date and each Option Closing Date, after giving effect to the Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to the qualifications as may be set forth in the Registration Statement, Time of Sale Prospectus or the Prospectus, except for such rights-of-way the lack of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of such rights-of-way contains any restriction except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(kk) On the Closing Date and each Option Closing Date, after giving effect to the Transactions, each of the Partnership Entities will possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities necessary to own or lease their respective properties and to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Partnership Entities has received any notice of proceedings relating to the revocation, nonrenewal or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ll) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units, except for those as would not be reasonably expected to have a Material Adverse Effect.

(mm) All United States federal income tax returns of the Partnership Entities required by law to be filed have been filed through the date of this Agreement (taking into account timely filed extensions) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The Partnership Entities have filed all other tax returns that are required to have been filed through the date of this Agreement (taking into account timely filed extensions) pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Partnership Entities, except (i) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, or (ii) insofar as the failure to pay would not result in a Material Adverse Effect.

(nn) On the Closing Date and each Option Closing Date, after giving effect to the Transactions, the Partnership Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Partnership Entities have been refused any insurance coverage sought or applied for; and none of the Partnership Entities have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(oo) On the Closing Date and each Option Closing Date, after giving effect to the Transactions, no Partnership Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to any other Partnership Entity, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or contained in the Credit Agreement, if any.

(pp) On the Closing Date, and each Option Closing Date, with respect to the ownership and operation of the Partnership Properties, the Oasis Parties (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of worker health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants that are subject to regulation by a governmental authority) or the environment, including any hazardous or toxic substances, any petroleum or petroleum products, or wastes, pollutants or contaminants that are subject to regulation by a governmental authority (“Environmental Laws”), (ii) have received or timely applied for all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses as they are currently being conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval required under (ii) and received, except, in the case of each of (i) through (iii), as described in each of the Registration Statements, the Time of Sale Prospectus and the Prospectus, or where such failure to comply with Environmental Laws, such failure to receive or timely apply for such required permits, licenses or other approvals or such failure to comply with the terms and conditions of such permits, licenses or approvals required under (ii) and received, would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or would not reasonably be expected to result in a Material Adverse Effect, with respect to the ownership and operation of the Partnership Properties (i) no Oasis Party has received written notice of any pending or threatened administrative regulatory or judicial actions, suits, demands, demand letters, claims, liens, directives asserting liability or noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Oasis Parties and (ii) to the knowledge of the Oasis Parties, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental authority, against any of the Oasis Parties under or relating to any Environmental Laws.

(qq) In the ordinary course of their respective businesses, the Partnership Entities periodically review the effect of Environmental Laws on the businesses, operations and properties of the Partnership Properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up or closure of properties or compliance with Environmental Laws, or any permit, authorization or other approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect other than as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(rr) On the Closing Date, and each Option Closing Date, the Oasis Parties will own or possess the right to use, or can acquire on reasonable terms the ownership of or right to use, all intellectual property currently employed by them in connection with the business now operated by them, except where the failure to so own or possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Oasis Parties has received any notice of infringement of asserted intellectual property rights of others with respect to any of the foregoing, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ss) No relationship, direct or indirect, exists between or among any Oasis Party, on the one hand, and the directors, officers, equityholders, customers or suppliers of any Oasis Party, on the other, that is required by the Securities Act to be described in a registration statement that is not described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(tt) On the Closing Date, and each Option Closing Date, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership Entities or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Internal Revenue Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard (as defined in Section 302 of ERISA or Sections 412 and 430 of the Internal Revenue Code), regardless of whether waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply; and (v) none of the Oasis Parties nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(uu) Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Oasis Parties nor the Partnership Properties have sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the Transactions. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Oasis Parties or the Partnership Properties taken as a whole, whether or not arising from transactions in the ordinary course of business except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Party in each case other than as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vv) The Contribution Agreement will be legally sufficient to transfer or convey to, or vest in, the Partnership Entities satisfactory title to all of the Partnership Properties (and, indirectly, satisfactory title to, or valid rights to use or manage, the Partnership Properties) and all other properties not already held by it that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Upon consummation of the Transactions, the Partnership Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma condensed combined financial statements of the Partnership.

(ww) The statements in the Time of Sale Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business—Environmental and Occupational Health and Safety Matters,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” and “Investment in Oasis Midstream Partners LP by Employee Benefit Plans,” in each case to the extent that such statements constitute summaries of statutes, rules, regulations, legal and governmental proceedings, or provisions of the Transaction Documents, are accurate in all material respects; all descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of any of the terms of (i) all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which any of the Partnership Entities is a party, are accurate in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(xx) At the Effective Date, the Partnership, to the knowledge of the Partnership, the officers and directors of the General Partner, in their capacities as such, were, and on the Closing Date will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Commission and the New York Stock Exchange (“NYSE”) promulgated thereunder.

(yy) None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(zz) The Partnership maintains, or will establish and maintain, a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Partnership Entities (A) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and (B) maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Partnership has no reason to believe that there has been any material weaknesses in the Partnership’s internal control over financial reporting (regardless of whether remediated) and there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(aaa) The Partnership has established and maintains, or will establish and maintain, an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits or will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bbb) None of the Oasis Parties has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ccc) The Partnership Entities have not since the date of the initial filing of the Registration Statement with the Commission extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(ddd) (i) None of the Partnership Entities, or any director, officer, or employee thereof, or, to the Partnership Parties’ knowledge, any agent or representative of the Partnership Entities, have taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Partnership Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(eee) The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(fff) (i) None of the Partnership Entities, or any director, officer, or employee thereof, or, to the Partnership Parties’ knowledge, any agent, affiliate or representative of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Partnership Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ggg) Except as described in the Time of Sale Prospectus and the Prospectus, no Partnership Party (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(hhh) The sale and issuance of the Sponsor Units to OMS Holdings and the sale and issuance of the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder and the securities laws of any state having jurisdiction with respect thereto, and none of the Oasis Parties has taken or will take any action that would cause the loss of such exemption.

(iii) Nothing has come to the attention of the Partnership that has caused the Partnership to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Prospectus or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(jjj) None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any Option Closing Date and completion of the offering and sale of the Units, will, distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, or any other materials, if any, permitted by the Securities Act, including Rule 134, and in connection with the Directed Unit Program described above, including the enrollment materials prepared by Morgan Stanley & Co. LLC.

(kkk) The Units have been approved to be listed on the NYSE, subject only to official notice of issuance.

(lll) To the knowledge of the Oasis Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(mmm) On the Closing Date, after giving effect to the Transactions, OMP Operating and the Development Companies will be the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

(nnn) (i) The Registration Statement, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Time of Sale Prospectus, the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program described above, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Units are offered or sold outside the United States. The Partnership has not offered, or caused the Underwriters to offer, any Common Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership or its products, services or operations.

Any certificate signed by any officer of the General Partner and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Agreement to Sell and Purchase. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule I hereto opposite its name at $[•] per Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Units at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Units shall be reduced by an amount per Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on such Additional Units. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Additional Units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as the Representative may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The Partnership hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (4) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Units to be sold hereunder or (b) the grant by the Partnership or the General Partner of compensatory awards of Common Units or awards the value of which is based, in whole or in part, on the value of Common Units pursuant to the LTIP (“LTIP Awards”), (c) the vesting, exercise or settlement of LTIP Awards, which may include the issuance of Common Units, (d) the net settlement of LTIP Awards, including net withholding to satisfy applicable tax withholding obligations and the net exercise of unit options, unit appreciation rights or similar LTIP Awards, (e) the filing by the Partnership of a registration statement on Form S-8 to register the offer and sale of Common Units pursuant to the LTIP or (f) the issuance of Common Units upon the exercise of a warrant or the conversion of a security outstanding on the date hereof that is described in the most recent Time of Sale Prospectus. The Partnership consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of any Common Units held by the Partnership except in compliance with the foregoing restrictions.

If the Representative, in its sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(g) hereof for an officer or director of the General Partner and provide the General Partner with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

3. Terms of Public Offering. The Partnership is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Partnership is further advised by the Representative that the Units are to be offered to the public initially at $[•] per Unit (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $[•] per Unit under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] per Unit, to any Underwriter or to certain other dealers.

4. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Time of Sale Prospectus.

5. Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in Houston, Texas against delivery of such Firm Units for the respective accounts of the several Underwriters at 9:00 a.m., Houston, Texas time, on [•], 2017, or at such other time on the same or such other date, not later than [•], 2017, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in Houston, Texas against delivery of such Additional Units for the respective accounts of the several Underwriters at 9:00 a.m., Houston, Texas time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2017, as shall be designated in writing by the Representative.

The Firm Units and Additional Units shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date and the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Units to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Partnership to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (Houston, Texas time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of any of the Partnership Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Representative shall have received on the Closing Date a certificate, dated the Closing Date, addressed to the Underwriters and signed by an executive officer of the General Partner, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the Closing Date and that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Representative shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., outside counsel for the Partnership, dated the Closing Date and address to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C.

(d) The Representative shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Time of Sale Prospectus and other related matters as the Representative may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

With respect to Sections 6(c) and 6(d) above, Vinson & Elkins L.L.P. and Kirkland & Ellis LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Vinson & Elkins L.L.P. described in Section 6(c) above shall be rendered to the Underwriters at the request of the Partnership Parties, as the case may be, and shall so state therein.

(e) The Representative shall have received from PricewaterhouseCoopers LLP a “comfort letter” dated as of the date hereof and addressed to the Underwriters, in form and substance satisfactory to the Representative, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent

Time of Sale Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) The Representative shall have received from PricewaterhouseCoopers LLP a “bring-down comfort letter” (the “bring-down comfort letter”) dated as of the Closing Date or the Option Closing date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to the Representative, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(g) The “lock-up” letters, each substantially in the form of Exhibit A hereto, between the Representative and those certain unitholders, officers and directors of the Partnership named in Schedule IV hereto relating to sales and certain other dispositions of Common Units or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the General Partner, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Vinson & Elkins L.L.P., outside counsel for the Partnership, dated the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(v) such other documents as the Representative may reasonably request with respect to the good standing of the Partnership Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

7. Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:

(a) (i) to prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the later of the Closing Date or any Option Closing Date, as the case may be, except as provided herein; (iii) to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; (iv) to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Free Writing Prospectus or for additional information; and, (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b) To furnish to the Representative, without charge, [•] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative, in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Representative a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed Free Writing Prospectus to which the Representative reasonably object.

(e) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Partnership) to which Units may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) The Partnership will arrange for the qualification of the Units for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

(i) To make generally available to the Partnership’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(l) The Partnership will promptly notify the Representative if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

(m) The Partnership will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Time of Sale Prospectus.

(n) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o) The Partnership Parties will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(p) The Partnership will ensure that the Directed Units will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley & Co. LLC will notify the Partnership as to which Participants will need to be so restricted. The Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q) The Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(r) The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and the applicable Option Closing Date, as the case may be, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Partnership Parties, jointly and severally, agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by FINRA (provided that the amount payable by the Partnership pursuant to this subsection (iv) for the fees and disbursements of counsel to the Underwriters shall not exceed $30,000 and provided further that the Underwriters shall provide reasonable supporting documentation to the Partnership for all amounts payable by the Partnership pursuant to this subsection (iv)), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (it being understood the Underwriters shall be responsible for the remaining one-half) , (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program and (xi) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section 8. It is understood, however, that except as provided in this Section 8, Section 10 entitled “Indemnification and Contribution,” Section 11 entitled “Directed Unit Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a Free Writing Prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) The Partnership Parties agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show”, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the directors and officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Free Writing Prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership, the directors and officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Partnership, and such directors, officers and control persons of the General Partner, such firm shall be designated in writing by the Partnership. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Sections 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Oasis Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Oasis Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Oasis Parties, their respective, officers or directors or any person controlling any of the Oasis Parties and (iii) acceptance of and payment for any of the Units.

11. Directed Unit Program Indemnification. (a) The Partnership agrees to indemnify and hold harmless Morgan Stanley & Co. LLC, each person, if any, who controls Morgan Stanley & Co. LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley & Co. LLC within the meaning of Rule 405 of the Securities Act (collectively, the “Morgan Stanley & Co. LLC Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Partnership for distribution to Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Units that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Morgan Stanley & Co. LLC Entity, as applicable.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley & Co. LLC Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Morgan Stanley & Co. LLC Entity seeking indemnity, shall promptly notify the Partnership in writing and the Partnership, upon request of the Morgan Stanley & Co. LLC Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley & Co. LLC Entity to represent the Morgan Stanley & Co. LLC Entity and any others the Partnership may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley & Co. LLC Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley & Co. LLC Entity unless (i) the Partnership shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Partnership and such Morgan Stanley & Co. LLC Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Partnership shall not, in respect of the legal expenses of the Morgan Stanley & Co. LLC Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley & Co. LLC Entities. Any such separate firm for the Morgan Stanley & Co. LLC Entities shall be designated in writing by Morgan Stanley & Co. LLC. The Partnership shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Partnership agrees to indemnify the Morgan Stanley & Co. LLC Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley & Co. LLC Entity shall have requested the Partnership to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Partnership agrees that they shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by the Partnership of the aforesaid request and (ii) the Partnership shall not have reimbursed the Morgan Stanley & Co. LLC Entity in accordance with such request prior to the date of such settlement. The Partnership shall not, without the prior written consent of the Morgan Stanley & Co. LLC Entity, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley & Co. LLC Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley & Co. LLC Entity, unless such settlement includes an unconditional release of the Morgan Stanley & Co. LLC Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 11(a) is unavailable to a Morgan Stanley & Co. LLC Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Partnership, in lieu of indemnifying the Morgan Stanley & Co. LLC Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley & Co. LLC Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Morgan Stanley & Co. LLC Entities on the other hand from the offering of the Directed Units or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Partnership on the one hand and of the Morgan Stanley & Co. LLC Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Morgan Stanley & Co. LLC Entities on the other hand in connection with the offering of the Directed Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Units (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley & Co. LLC Entities for the Directed Units, bear to the aggregate Public Offering Price of the Directed Units. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Partnership on the one hand and the Morgan Stanley & Co. LLC Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Partnership or by the Morgan Stanley & Co. LLC Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Partnership and the Morgan Stanley & Co. LLC Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Morgan Stanley & Co. LLC Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Morgan Stanley & Co. LLC Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley & Co. LLC Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Morgan Stanley & Co. LLC Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Units distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley & Co. LLC Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley & Co. LLC Entity or the Partnership, its officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Directed Units.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Partnership Parties, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the

Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to the Representative and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either the Representative or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) The Partnership acknowledges that in connection with the offering of the Units: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Partnership Parties or any other person, (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Partnership. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk; and if to the Partnership Parties shall be delivered, mailed or sent to Oasis Midstream Partners LP, 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

[Signature Pages Follow]

OMP GP LLC

By:
Name: Title:

Oasis Midstream Partners LP

By:	OMP GP LLC, its General Partner

By:
Name: Title:

Signature Page to Underwriting Agreement

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting on behalf of itself and the

        several Underwriters named in Schedule I hereto

Morgan Stanley & Co. LLC

By:
Name: Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. LLC	[•]
Citigroup Global Markets Inc.	[•]
Wells Fargo Securities, LLC	[•]
Credit Suisse Securities (USA) LLC	[•]
Deutsche Bank Securities Inc.	[•]
Goldman Sachs & Co. LLC	[•]
J.P. Morgan Securities LLC	[•]
RBC Capital Markets, LLC	[•]
BOK Financial Securities, Inc.	[•]
BB&T Capital Markets, a division of BB&T Securities, LLC	[•]
BBVA Securities Inc.	[•]
BTIG, LLC	[•]
Capital One Securities, Inc.	[•]
CIBC World Markets Corp.	[•]
Citizens Capital Markets, Inc.	[•]
Comerica Securities, Inc.	[•]
Heikkinen Energy Securities, LLC	[•]
IBERIA Capital Partners L.L.C.	[•]
ING Financial Markets LLC	[•]
Johnson Rice & Company L.L.C.	[•]
Regions Securities LLC	[•]
Piper Jaffray & Co.	[•]
Tudor, Pickering, Holt & Co. Securities, Inc.	[•]
Total:	[•]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [•]

2.	[Identify all free writing prospectuses filed by the Partnership under Rule 433(d) of the Securities Act.]

3.	[Free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet.]

4.	[Orally communicated pricing information such as price per Unit and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Partnership under Rule 433(d) as a free writing prospectus.]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

1.	[Identify all Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.]

III-1

SCHEDULE IV

List of Parties to Execute Lock-up Letters

1.	Oasis Petroleum Inc.

2.	Oasis Petroleum LLC

3.	OMS Holdings LLC

4.	Oasis Midstream Services LLC

5.	OMP GP LLC

6.	Thomas B. Nusz

7.	Taylor L. Reid

8.	Michael H. Lou

9.	Richard N. Robuck

10.	Nickolas J. Lorentzatos

IV-1

SCHEDULE V

Jurisdiction of Formation and Foreign Jurisdictions

Oasis Party	Jurisdiction of Formation/Organization	Foreign Jurisdictions

Oasis Midstream Partners LP	Delaware	Texas

OMP GP LLC	Delaware	Texas

OMP Operating LLC	Delaware	Texas

Oasis Midstream Services LLC	Delaware	Montana, North Dakota, South Dakota and Texas

Oasis Petroleum Inc.	Delaware	Delaware, Texas

OMS Holdings LLC	Delaware	Texas

Bighorn DevCo LLC	Delaware	[•]

Bobcat DevCo LLC	Delaware	[•]

Beartooth DevCo LLC	Delaware	[•]

V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

            , 2017

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of [•] common units representing limited partner interests in the Partnership (the “Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift, (c) distributions of Common Units or any security convertible into Common Units to members, limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distribute, as applicable, shall sign and deliver a lock-up letter substantially in the form of this letter and (ii)

no filing under the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Restricted Period, (d) (i) the grant or receipt of compensatory awards of Common Units or awards the value of which is based, in whole or in part, on the value of Common Units pursuant to the LTIP (“LTIP Awards”), (ii) the vesting, exercise, or settlement of LTIP Awards, which may include the issuance of Common Units, or (iii) the net settlement of LTIP Awards, including net withholding to satisfy applicable tax withholding obligations and the net exercise of unit options, unit appreciation rights or similar LTIP Awards, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units or securities convertible into, or exchangeable or exercisable for Common Units during the Restricted Period and (ii) that no party is required to publicly announce, file or report the establishment of such Rule 10b5-1 Plan in any public report, announcement or filing with the U.S. Securities and Exchange Commission under the Exchange Act during the Restricted Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Partnership, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Units the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Partnership, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, the Representative will notify the Partnership of the impending release or waiver, and (ii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 2017

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Oasis Midstream Partners LP (the “Partnership”) of [•] common units representing limited partner interests in the Partnership (the “Common Units”), and the lock-up letter dated             , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 2017, with respect to              Common Units (the “Units”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Units, effective             , 2017; provided, however, that such [waiver] [release] is conditioned on the Partnership announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Partnership of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

B-1

Very truly yours, Morgan Stanley & Co. LLC Acting on behalf of itself and the several Underwriters named in Schedule I of the Underwriting Agreement Morgan Stanley & Co. LLC

By:
Name: Title:

cc: Oasis Midstream Partners LP

B-2

FORM OF PRESS RELEASE

Oasis Midstream Partners LP

[Date]

Oasis Midstream Partners LP (the “Partnership”) announced today that Morgan Stanley & Co. LLC, the sole representative of the underwriters in the Partnership’s recent public sale of [•] common units representing limited partner interests in the Partnership (the “Common Units”) are [waiving][releasing] a lock-up restriction with respect to              Common Units held by [certain officers or directors] [an officer or director] of the general partner of the Partnership. The [waiver][release] will take effect on             , 2017, and the Common Units may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF OPINION OF COMPANY’S COUNSEL

1. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all limited partnership power and authority to (1) conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (2) enter into and perform its obligations under each Transaction Document to which it is a party; and is duly qualified to do business as a limited partnership in good standing in all jurisdictions listed on Annex A to such opinion.

2. The General Partner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all limited liability company power and authority to (1) conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (2) enter into and perform its obligations under each Transaction Document to which it is a party; and is duly qualified to do business as a limited liability company in good standing in all jurisdictions listed on Annex A to such opinion.

3. OMP Operating has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all limited liability company power and authority to (1) conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (2) enter into and perform its obligations under each Transaction Document to which it is a party; and OMP Operating is duly qualified to do business as a limited liability company in good standing in all jurisdictions listed on Annex A to such opinion.

4. Each of Oasis, Oasis LLC, OMS Holdings and OMS is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with all corporate or limited liability company, as the case may be, power and authority to (1) conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (2) enter into and perform its obligations under each Transaction Document to which it is a party; and each of Oasis, OMS Holdings and OMS is duly qualified to do business as a corporation or limited liability company in good standing in all jurisdictions listed on Annex A to such opinion.

5. Each of Bighorn DevCo, Bobcat DevCo and Beartooth DevCo has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all limited liability company power and authority to (1) conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (2) enter into and perform its obligations under each Transaction Document to which it is a party; and each Bighorn DevCo, Bobcat DevCo and Beartooth DevCo is duly qualified to do business as a limited liability company in good standing in all jurisdictions listed on Annex A to such opinion

6. OMS Holdings is the sole member of the General Partner and owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are, and will be, owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OMS Holdings as debtor is on file in the office of the Delaware Secretary of State, (2) arising under the Credit Agreement or (3) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

7. The General Partner is the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the General Partner owns such General Partner Interest free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Delaware Secretary of State, (2) arising under the Credit Agreement or (3) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

8. OMP Operating owns 100% of the limited liability company interests in Bighorn DevCo, 10% of the limited liability company interests in Bobcat DevCo and 40% of the limited liability company interests in Beartooth DevCo; such limited liability company interests have been duly authorized and validly issued in accordance with each of the Bighorn DevCo LLC Agreement, the Bobcat DevCo LLC Agreement and the Beartooth DevCo LLC Agreement and are fully paid (to the extent required under each of the foregoing) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests are, and will be, owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OMP Operating as debtor is on file in the office of the Delaware Secretary of State, (2) arising under the Credit Agreement or (3) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the Bighorn DevCo LLC Agreement, the Bobcat DevCo LLC Agreement or the Beartooth DevCo LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus)

9. As of the Closing Date, immediately after the offer, issuance and sale of the Units to the Underwriters in accordance with this Agreement, the issued and outstanding limited partner interests in the Partnership consist of (1) the [•] Sponsor Units (consisting of [•] Common Units and [•] Subordinated Units) issued to OMS Holdings, (2) [•] Common Units sold to the Underwriters pursuant to this Agreement and (3) the Incentive Distribution Rights issued to the General Partner; and such limited partner interests conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the equity holders of the Partnership have no preemptive rights with respect to the Units under federal law, the Delaware LP Act or any other instrument to which the Partnership is a party; and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration rights or other similar rights described in or created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Partnership under the Securities Act or otherwise; and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for or ownership interests in the Partnership are outstanding.

10. OMS Holdings owns all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Sponsor Units are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OMS Holdings as debtor is on file in the office of the Delaware Secretary of State (2) arising under the Credit Agreement or (3) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

11. The General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Incentive Distribution Rights are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Delaware Secretary of State (2) arising under the Credit Agreement or (3) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

12. The Units to be issued and sold to the Underwriters by the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued or outstanding as of the date hereof.

13. The Partnership is the sole member of OMP Operating and owns 100% of the limited liability company interests in OMP Operating; such limited liability company interests have been duly authorized and validly issued in accordance with the OMP Operating LLC Agreement and will be fully paid (to the extent required under the OMP Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation (except for restrictions on transferability contained in the OMP Operating LLC Agreement or as described in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and Liens created or arising under the Credit Agreement).

14. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

15. Each of the Transaction Documents (other than this Agreement) has been duly authorized, executed and delivered by the Oasis Parties party thereto, and is a valid and legally binding agreement of the Oasis Parties party thereto, enforceable against such Oasis Parties in accordance to its terms subject to the Enforceability Exceptions.

16. The offering, issuance and sale of the Units, the execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Oasis Parties party thereto, the consummation of the Transactions or any other transactions contemplated by this Agreement or the other Transaction Documents or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, in each case, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any Lien upon any property or assets of the Oasis Parties pursuant to (1) the organizational documents of any of the Oasis Parties, (2) the laws of the State of New York, the Delaware General Corporation Law, the Delaware LLC Act, the Delaware LP Act or applicable U.S. federal law or any order, judgment, decree or injunction known to us of any U.S. federal or Delaware court or governmental agency or body having jurisdiction over the Oasis Parties or any of their properties in a proceeding in which any of them or their respective properties is a party or (3) under any Specified Agreements1; except in the case of clauses (2) and (3) for such breaches, violations, defaults and Liens as would not, individually or in the aggregate, have a Material Adverse Effect, it being understood with respect to clause (2) above, we express no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

[1]	“Specified Agreements” will be defined to include any agreement or instrument filed as an exhibit to the Registration Statement and certain material agreements of Oasis.

17. Except as described in the Time of Sale Prospectus and the Prospectus, no consent, approval, authorization or order of, registration or qualification with any U.S. Federal or Delaware court or governmental agency is required to be obtained or made by (A) the Partnership Parties for (x) the execution, delivery and performance of this Agreement, (y) the compliance by the Partnership Parties with the terms thereof and (z) the issuance and sale of the Units by the Partnership, being delivered on the date hereof pursuant to this Agreement, or (B) the Oasis Parties, as applicable, for the execution, delivery and performance of the Transaction Documents and the compliance by the Oasis Parties with the terms thereof except (1) as have been obtained or made, (2) for the registration of the offering and sale of the Units under the Securities Act, (3) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Units by the Underwriters or (4) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

18. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement (if any) was filed and became effective under the Securities Act as of the date and time (if determinable) specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion (or, if stated in such opinion, pursuant to Rule 462(c)) on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

19. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Partnership Entities is a party or to which any of the Partnership Properties is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

20. Each of the Registration Statement, at the time it was declared effective, the Time of Sale Prospectus, as of the Execution Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date or the Additional Closing Date, as the case may be (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (b) the other financial data derived therefrom, in each case included in or omitted from the Registration Statement, the Time of Sale Prospectus and the Prospectus, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

21. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business—Environmental and Occupational Health and Safety Matters,” “Management,” “Certain Relationships and Related Party

Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” and “Investment in Oasis Midstream Partners LP by Employee Benefit Plans,” and Item 14 in the Registration Statement, in each case, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects.

22. Such counsel’s opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely on such opinion as if it were addressed to them.

23. The Partnership is not, and, after giving effect to the offering and sale of the Units pursuant to the terms of the Agreement and application of the net proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and have participated in conferences with representatives of the Oasis Parties and with representatives of their independent accountants and with the Underwriters and their counsel at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed. Although such counsel has not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as expressly provided in paragraph (21) above), based on the review and participation described above (relying as to factual matters with respect to the determination of materiality to the extent such counsel deems reasonable upon statements of fact made to such counsel by the Oasis Parties), no facts have come to such counsel’s attention to lead them to believe that (i) the Registration Statement, as of its latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel shall express no comment or belief as to the financial statements (including the related notes and schedules thereto), the other financial or accounting information contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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